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                                                                    Exhibit 10.1

[COMERICA LOGO]


   FIRST MODIFICATION TO THE AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

      This First Modification to the Amended and Restated Loan and Security Agreement (this "Modification") is entered into by and between LIBERTY PREMIUM FINANCE, INC. ("Borrower") and COMERICA BANK ("Bank") as of this 26th day of April, 2005, at San Jose, California.

                                    RECITALS

      This Modification is entered into upon the basis of the following facts and understandings of the parties, which facts and understandings are acknowledged by the parties to be true and accurate:

      Bank and Borrower previously entered into an Amended and Restated Loan and Security Agreement (Accounts) dated May 7, 2004. The Amended and Restated Loan and Security Agreement and each subsequent modification shall collectively be referred to herein as the "Agreement."

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as set forth below.

                                    AGREEMENT

      1. Incorporation by Reference. The Recitals and the documents referred to therein are incorporated herein by this reference. Except as otherwise noted, the terms not defined herein shall have the meaning set forth in the Agreement.

      2. Modification to the Agreement. Subject to the satisfaction of the conditions precedent as set forth in Section 3 hereof, the Agreement is hereby modified as set forth below.

            A. Section 1.10 of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

                        "1.10 Credit Limit" shall mean Six Million Dollars ($6,000,000.00).

            B. Section 3.1(a) of the Agreement is hereby amended by deleting the date "May 14, 2005" it in its entirety and replacing it the date "May 14, 2006:

            C. Section 6.4 a. of the Agreement is hereby emended by deleting it in its entirety and replacing it with the following:

                  "a. Borrower shall permit representatives of Bank to conduct audits of Borrower's Books relating to the Accounts and other Collateral and make extracts therefrom, with results satisfactory to Bank, provided that Bank shall use its best efforts to not interfere with the conduct of Borrower's business, and to the extent possible to arrange for verification of the Accounts directly with the account debtors obligated thereon or otherwise, all under reasonable procedures acceptable to Bank and at Borrower's sole expense; provided, however, that, prior to an Event of Default and as long as any two of the following individuals: Shannon Walker, Liza Ritter and Virginia Sweatt are employed in positions similar to the ones that they hold today, then Borrower shall not be responsible for more than one (1) such audits in each calendar year. Notwithstanding any of the provisions contained in Section 2 of this Agreement or otherwise, Borrower hereby acknowledges and agrees that upon completion of any such audit Bank shall have the right to adjust the Borrowing Base percentage or the definition of Eligible Accounts under any amendment or modification to this Agreement, that may now or hereafter be entered into by Bank and Borrower, in its sole and reasonable discretion, based on its review of the results of such audit."

            D. Section 6.15b(1) of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

                        "(1)  Borrower shall deliver to Bank: (1) within thirty
                        (30) days after the end of each quarter, a company prepared balance sheet and profit and loss statement covering Borrower's operations;"

            E. Section 6.15d(3) of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

                        "(3) Compliance Certification within 30 days of each quarter-end;"

            F. Section 6.16 of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

                  "6.16 Borrower shall maintain the following financial ratios and covenants, which shall be monitored on a quarterly basis except as noted below:

            a.    Working Capital in an amount not less than $3,500,000.00.

            b. Tangible Effective Net Worth in an amount not less than $3,400,000.00.
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            c.    a ratio of Current Assets to Current Liabilities of not less than 1.75:1.00.

            d.    a Debt-to-Worth Ratio of not greater than 2.00:1.00.

            e. Borrower shall not without Bank's prior written consent acquire or expend for or commit itself to acquire or expend for fixed assets by lease, purchase or otherwise in an aggregate amount that exceeds Fifty Thousand Dollars ($50,000.00) in any fiscal year; and

      All financial covenants shall be computed in accordance with GAAP consistently applied except as otherwise specifically set forth in this Agreement. All monies due from affiliates (including officers, directors and shareholders) shall be excluded from Borrower's assets for all purposes hereunder."

      3. Legal Effect. The effectiveness of this Modification is conditioned upon receipt by Bank of this Modification, and any other documents which Bank may require to carry out the terms hereof. Except as specifically set forth in this Modification, all of the terms and conditions of the Agreement remain in full force and effect.

      4. Integration. This is an integrated Modification and supersedes all prior negotiations and agreements regarding the subject matter hereof. All amendments hereto must be in writing and signed by the parties.

      IN WITNESS WHEREOF, the parties have agreed as of the date first set forth above.


LIBERTY PREMIUM FINANCE, INC.



By:      /s/ Susan C. Scurti
   --------------------------------------------------

Its:     Vice President
    -------------------------------------------------


By:      /s/ Michael E. O'Shea
   --------------------------------------------------

Its:     Assistant Secretary
    -------------------------------------------------


COMERICA BANK



By:                /s/ Matthew Taylor
   --------------------------------------------------

Its:     Vice-President -- Western Division
   --------------------------------------------------





Address for Notices:

12641 East 166th Street
Cerritos, CA 90703